UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2014

Ladenburg Thalmann Financial Services Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-15799	650701248
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 409-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2014, Ladenburg Thalmann Financial Services Inc. (the "Registrant") entered into a stock purchase agreement (the "Purchase Agreement") with Securities Service Network, Inc. ("SSN"), Renaissance Capital Corporation ("RCC" and, together with SSN, the "Companies") and the shareholders of SSN and RCC (the "Shareholders"), pursuant to which the Registrant has agreed to acquire all of the issued and outstanding capital stock of the Companies (such acquisition, the "Transaction").

SSN is a leading independent broker-dealer, registered investment advisor and insurance agency based in Knoxville, TN. When the acquisition is completed, SSN's President and Chief Executive Officer Wade Wilkinson and the other members of the SSN management team will continue to operate SSN as a stand-alone business from its present headquarters in Knoxville.

Summary of Purchase Agreement Terms:

Transaction Consideration. Under the terms of the Transaction, the Registrant agreed to pay to the Shareholders approximately $45,000,000, consisting of a $25,000,000 cash payment to be paid on the date following the closing of the Transaction and $20,000,000 principal amount of secured promissory notes. The Transaction consideration is subject to a post-closing adjustment payable in cash based on the aggregate net worth of the Companies as of the closing date.

The promissory notes will be secured by a pledge of the shares of SSN and RCC purchased in the Transaction pursuant to a stock pledge agreement (the "Pledge Agreement"). The Pledge Agreement will contain certain customary affirmative and negative covenants, including, without limitation, a covenant restricting the payment of dividends by SSN and RCC, except for cash dividends consistent with the past dividend practice of SSN and RCC. The promissory notes will bear interest at a rate equal to the IRS applicable federal rate as of the closing date for mid-term obligations having quarterly compounding and will be payable in sixteen equal quarterly installments. The promissory notes may be prepaid in full or in part at any time without premium or penalty. The holders may accelerate the promissory notes upon certain typical events of default, including, but not limited to, any failure to make payment of principal or interest under the promissory notes when due, any material breach or other material violation under the Pledge Agreement and any failure to pay rent when due under the lease agreement described below.

Representations and Warranties; Covenants. The Purchase Agreement contains customary representations and warranties of the parties. The Purchase Agreement also contains customary covenants and agreements.

Restrictive Covenants. Certain of the Shareholders are subject to a restrictive covenant in the Purchase Agreement relating to competition in the securities brokerage, investment advisory, asset management and life insurance marketing businesses and to a non-solicitation covenant covering executives, managers, employees, clients, customers, consultants and registered representatives of SSN, RCC, any of SSN’s subsidiaries, the Registrant or any affiliate of the Registrant. The same Shareholders are also subject to a restrictive covenant preventing them from registering with any broker-dealer or affiliating with any registered investment adviser other than SSN, RCC, any subsidiary of SSN or any affiliate of the Registrant. The restrictive covenants run until (i) the fifth anniversary of the closing date, in the case of the Shareholder who is the sole shareholder of RCC and the principal shareholder of SSN and (ii) the third anniversary of the closing date, in the case of all of the other Shareholders subject to the covenants.

Indemnification. Subject to certain limitations, the Shareholders have agreed, following the closing of the Transaction, to indemnify the Registrant, the Companies, and their respective employees, officers, directors and affiliates for losses resulting from, arising out of or incurred in connection with (i) acts, errors or omissions that occurred on or prior to the closing date of the Transaction to the extent such losses arise from a litigation or customer complaint disclosed to the Registrant as of the closing date, or of which certain members of senior management of the Companies had knowledge and were required to be, and were not, so disclosed, in the aggregate amount such losses exceed the amount reserved for such losses on the financial statements of SSN, (ii) any inaccuracy or breach of any of the representations and warranties relating to SSN and RCC (other than those relating to litigation and customer complaints), but only if certain members of senior management of the Companies knew that such representations and warranties were not true and correct when made, and (iii) the non-fulfillment or breach of any covenant or agreement made by SSN, RCC or the representatives of the Shareholders in the Agreement. No Shareholder will have an indemnification obligation for more than its pro rata share of such loss. Each of the Shareholders will also indemnify the Registrant, but only to the extent of their proportionate shares of the purchase price, for losses arising from breaches of the representations and warranties relating to such Shareholder and covenants of such Shareholder. Subject to certain limitations, the Registrant may offset claims for indemnification against amounts otherwise payable under $4,000,000 of the promissory notes described above.

Employment Agreements. At the signing, certain of SSN’s key employees, including members of its senior management, entered into management employment agreements with SSN. The employment agreements contain restrictive covenants similar to those found in the Purchase Agreement that run up to two years from the date of last employment with SSN.

Lease Agreement. On the date of the closing of the Transaction, SSN will enter into an amendment to its lease agreement with Cogdill Capital, LLC, an affiliate of SSN's current principal shareholder. The lease covers SSN’s headquarters. Pursuant to the lease amendment, among other things, (i) the lease will be extended for five years until March 31, 2020, (ii) the landlord's consent will not be required in the event the Registrant transfers its ownership of SSN to an affiliate and (iii) the lease may be assigned or sublet to an affiliate of SSN or as part of a sale of SSN’s business, subject to certain conditions. The amendment also includes a consent to the transactions contemplated by the Purchase Agreement.

Closing Conditions. The consummation of the Transaction is subject to certain conditions, including, among others, those relating to the accuracy of the parties’ representations and warranties, the receipt of all required approvals and consents, including from FINRA, and other customary closing conditions. The Purchase Agreement contains specified termination rights for both the Registrant and the Shareholders.

The above descriptions of the Purchase Agreement, the Pledge Agreement, the promissory notes and the lease amendment do not purport to be a complete statement of the parties’ rights and obligations thereunder and the transactions contemplated thereby.

Item 7.01 Regulation FD Disclosure.

On September 22, 2014, the Registrant issued a press release announcing the Transaction. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed "filed" with the Commission nor incorporated by reference in any registration statement filed by us under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No – Description

99.1 – Press release dated September 22, 2014 issued by Ladenburg Thalmann Financial Services Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ladenburg Thalmann Financial Services Inc.

September 23, 2014	By:	/s/ Brett H. Kaufman

Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 22, 2014 issued by Ladenburg Thalmann Financial Services Inc.